EX-99.B(j)(A)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of Wells Fargo Funds Trust:

We consent to the use of our reports for the Wells Fargo Advantage California Tax-Free Money Market Fund, California Tax-Free Money Market Trust, Cash Investment Money Market Fund, Government Money Market Fund, Heritage Money Market Fund, Liquidity Reserve Money Market Fund, Minnesota Money Market Fund, Money Market Fund, Money Market Trust, Municipal Money Market Fund, National Tax-Free Money Market Fund, National Tax-Free Money Market Trust, Overland Express Sweep Fund, Prime Investment Money Market Fund, Treasury Plus Money Market Fund, and 100% Treasury Money Market Fund, sixteen Funds of the Wells Fargo Funds Trust, dated April 17, 2006, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania

June 30, 2006